Exhibit 10.2

SOLARWINDS, INC.
2015 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:
Number of Stock Units:
Award Date:
This restricted stock unit award (the “Award”) is granted under and governed by the terms and conditions of the SolarWinds, Inc. 2015 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Restricted Stock Unit Award (the “Terms”), which are attached hereto and incorporated herein by reference. This Notice of Restricted Stock Unit Grant, together with the Terms, are referred to as the “Award Agreement.”
You do not have to accept the Award. If you wish to decline your Award, you should promptly notify Stock Administration at SolarWinds, Inc. of your decision at stockadmin@solarwinds.com. If you do not provide such notification within forty-five (45) days after the Award Date, you will be deemed to have accepted your Award on the terms and conditions set forth herein.
By your electronic acceptance of the Award, you acknowledge that the Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement and you agree to comply with the terms of the Plan and the Award Agreement. You acknowledge receipt of a copy of the Plan and the Award Agreement. You acknowledge that you have reviewed the Plan and the Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the Award and fully understand all provisions of the Plan and Award Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement.

SOLARWINDS, INC.,
a Delaware corporation

By

Title

Acknowledged and agreed as of the Award Date:
Printed Name:
Acceptance Date:

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]

SOLARWINDS, INC.
2015 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.General. These Terms and Conditions of Restricted Stock Unit Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) granted by SolarWinds, Inc., a Delaware corporation (the “Corporation”), and are incorporated by reference in the Notice of Restricted Stock Unit Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Participant.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award was granted under and is subject to the SolarWinds, Inc. 2015 Performance Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.
2.    Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Participant an Award with respect to the number of stock units set forth on the Grant Notice (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Award Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.
3.    Vesting. Subject to Section 7 and any applicable accelerated vesting provisions set forth below or in the Plan, the Award shall vest and become nonforfeitable in accordance with the following vesting schedule:
4.    Continuance of Employment/Service Required; No Employment Service Commitment. The vesting schedule applicable to the Award requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan. Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Award Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
5.    Dividend and Voting Rights.
5.1     Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5.2 with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.
5.2    Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend.

Any Stock Units credited pursuant to the foregoing provisions of this Section 5.2 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 5.2 with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 6 or terminated pursuant to Section 7.
6.    Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 7. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.
7.    Effect of Termination of Employment or Service. The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
8.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5.2.
9.    Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
10.    Non-Transferability. The Stock Units and any other rights of the Participant under this Award Agreement or the Plan are nontransferable except as set forth in Section 5.7 of the Plan.
11.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
12.    Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
13.    Effect of this Agreement. Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
14.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
15.    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
16.    Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
17.    Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
18.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
19.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.
20.    Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).
21.    No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award and any shares of Common Stock that may be acquired upon payment of the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 9 above and Section 8.5 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award and any shares of Common Stock that may be acquired upon payment of the Award.
22.    Electronic Delivery and Acceptance. The Corporation may, in its sole discretion, decide to deliver any documents related to Stock Units awarded under the Plan by electronic means and request Participant’s acceptance, consent or approval of such documents by electronic means. Participant hereby consents to receive all applicable documentation by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

23.    Data Privacy. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 23. The Corporation and/or its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number, employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Corporation or its Subsidiaries, details of all equity awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Corporation and its Subsidiaries may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Corporation and its Subsidiaries may each further transfer Data to any third parties assisting the Corporation or any such Subsidiary in the implementation, administration and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Participant’s behalf to a broker or to other third party with whom the Participant may elect to deposit any shares of Common Stock acquired under the Plan (whether pursuant to the Stock Units or otherwise).